Exhibit 99.1

Occam Networks Announces Third-Quarter 2010 Results

SANTA BARBARA, Calif.--(BUSINESS WIRE)--October 26, 2010--Occam Networks®, Inc. (Nasdaq: OCNW), a leading broadband access supplier offering multiservice access platform (MSAP) solutions based on pure packet technologies, today reported financial results for the third quarter ended September 30, 2010. On September 16, 2010, the company announced that it had entered into a definitive agreement for Calix, Inc. (NYSE:CALX) to acquire Occam in a stock and cash transaction.

Revenue for the third quarter of 2010 was $29.8 million, compared with $23.8 million for the second quarter of 2010 and with $21.7 million for the third quarter of 2009.

Gross margin for the third quarter of 2010 was $11.9 million, or 40% of revenue, compared with $9.8 million, or 41% of revenue, for the second quarter of 2010. Gross margin for the third quarter of 2009 was $8.9 million, or 41% of revenue.

As reported under U.S. generally accepted accounting principles (GAAP), net loss attributable to common stockholders for the third quarter of 2010 was $1.9 million, or a net loss of $0.09 per basic share, compared with a net loss for the second quarter 2010 of $320,000, or a net loss of $0.02 per basic share. For the third quarter of 2009, Occam reported a net loss of $2.6 million, or a net loss of $0.13 per basic share.

Non-GAAP net income available to common stockholders for the third quarter of 2010 was $1.5 million, or $0.07 per basic share, excluding stock-based compensation expense of $542,000 and merger-related expenses of $2.8 million. This compared with non-GAAP net income for the prior quarter of $387,000, or $0.02 per basic share, excluding stock-based compensation expense of $707,000. The company reported non-GAAP net income attributable to common stockholders for the third quarter of 2009 of $120,000, or $0.01 per basic share. A reconciliation of Occam’s GAAP measures to its non-GAAP measures is provided in the financial statements portion of this news release.

“We are pleased with our third-quarter financial and business performance,” said Bob Howard-Anderson, president and CEO of Occam. “On September 16, we announced that Occam had entered into a definitive agreement to be acquired by Calix. We believe that by combining our extensive IP and Ethernet access platforms and resources with Calix’s robust Unified Access portfolio and deep expertise in fiber access, we will be able to provide customers with accelerated access network innovation in the competitive markets in which we serve.”

Recent highlights included:

  Announced project wins with stimulus award service providers Marquette-Adams Telephone Cooperative and Wabash Mutual Telephone for FTTH networks using Gigabit Ethernet and GPON
  Continued non-stimulus project wins for service providers with the announced FTTH win with Perry-Spencer Rural Telephone Cooperative (PSC)
  Announced ON 2505 and 2506 Optical Network Terminals (ONTs), leading a trend toward moving ONTs indoor in the U.S.

Business Outlook

Due to the company’s pending merger with Calix, which is currently anticipated to close during the fourth quarter of 2010 or first quarter of 2011, Occam is not providing a business outlook at this time.

Today’s Conference Call

Occam plans to hold a teleconference to discuss its third-quarter results at 5:00 p.m. ET (2:00 p.m. PT) today. The call can be accessed by dialing (480) 629-9692 (for both U.S. and international callers). A live and archived webcast of the call will be available on the Occam website after the call. To access the webcast, go to the Investor Relations page at http://www.occamnetworks.com and click on the “3Q 2010 Webcast” link. In addition to the webcast, a phone replay will be available for one week after the live call at (303) 590-3030, code number 4371386.

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this news release. Occam’s GAAP results have been adjusted to exclude stock-based compensation expense associated with the issuance of stock options, restricted stock units and restricted stock and merger-related expenses as detailed in the reconciliation below. These non-GAAP financial measures are provided to enhance the reader’s overall understanding of the company’s financial performance and its prospects for the future. Specifically, Occam believes non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses such as stock compensation expense or one-time expenses such as merger-related expenses that are not indicative of the company’s core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since Occam has historically reported non-GAAP measures to the investment community, management believes the inclusion of non-GAAP measures provides consistency in Occam’s financial reporting. The presentation of this additional information is not meant to be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. A detailed reconciliation of GAAP net loss to non-GAAP net income (loss) is included below.

Cautionary Note Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws, including statements about the company’s efforts to benefit from anticipated growth in broadband product offerings by service providers. The news release also includes forward-looking statements concerning the company’s expectations regarding the benefits of the proposed merger with Calix, the expected timing of the close of the merger, and the ability of the combined organization to provide customers with accelerated network innovation by integrating the company’s products into Calix’s Unified Access portfolio. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those indicated in forward-looking statements. Risks and uncertainties that could adversely affect the company’s business, revenues, results of operations and financial condition include, without limitation, the following: (i) the company's revenues and operating results have varied substantially on a quarter-to-quarter basis in the past and are likely to continue to vary in the future based, among other factors, on levels of customer demand, capital investment trends in the telecommunications industry, the size and timing of orders the company receives, and potentially substantial delays from the time the company receives orders until the company may recognize revenue under applicable revenue recognition rules; (ii) capital investment in the telecommunications industry may be reduced if macroeconomic weakness continues in North America; (iii) the company has limited experience operating in international markets; (iv) the company may not successfully complete the proposed merger with Calix on time or at all if the conditions to closing the merger are not met or waived, including the satisfaction of regulatory approvals and the approval of the merger by stockholders of Occam Networks; (v) the company is subject to litigation risk associated with pending stockholder litigation arising from the announcement of the proposed merger; (vi) the combined organization of Calix and the company may not be able to successfully integrate the company’s products into Calix’s Unified Access portfolio; and (vii) the company cannot predict the impact, if any, of government stimulus programs targeting the telecommunications industry on our future revenues or operating results. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company's most recent Quarterly Reports on Form 10-Q, Calix’s prospectus filed with the SEC on March 24, 2010, and Calix’s subsequent Quarterly Reports on Form 10-Q, as well as the company's and Calix’s future filings with the SEC, for other important risk factors that could cause the company's actual results to differ materially from those contained in any forward-looking statements.

Additional Information and Where You Can Find It

Calix will file a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) containing a proxy statement/prospectus and other documents concerning the proposed acquisition of Occam Networks. Investors are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by Occam Networks and Calix with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement/prospectus and other documents may also be obtained free of charge by contacting Occam Investor Relations by e-mail at ir@occamnetworks.com, by telephone at 805-692-2957 or by mail at Occam Networks Investor Relations, 6868 Cortona Drive, Santa Barbara, CA 93117 or by contacting Calix Investor Relations by e-mail at Carolyn.Bass@Calix.com, by telephone at 415-445-3232 or by mail at Investor Relations, Calix, Inc., 1035 N. McDowell Blvd., Petaluma, CA 94954.

Participants in the Acquisition of Occam Networks

Occam Networks, Calix, certain of their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Calix’s proxy statement/prospectus when it is filed with the SEC. Information concerning Occam Networks’ directors and executive officers is set forth in Occam Networks’ proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2010. This document is available free of charge at the SEC’s website at www.sec.gov or by going to Occam Networks’ Investor Relations page on its corporate web site at www.Occamnetworks.com. Information regarding certain of these persons and their beneficial ownership of Calix common stock as of December 31, 2009 is also set forth in the prospectus filed by Calix on March 24, 2010 with the SEC. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Calix’s Investor Relations page on its corporate website at www.Calix.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of Calix stockholders or Occam Networks stockholders generally will be set forth in the proxy statement/prospectus when it is filed with the SEC.

About Occam Networks, Inc.

Occam Networks' broadband access solutions empower service providers to offer profitable new voice, data and video services over copper and fiber. Occam systems deliver flexibility and scalability in a Triple Play world. Over three million BLC 6000 ports are currently deployed at over 380 service providers worldwide. For more information, please visit www.occamnetworks.com.

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks, Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

OCCAM NETWORKS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$44,174	$39,268
Restricted cash	1,804	5,721
Accounts receivable, net	21,189	14,874
Inventories	13,481	12,927
Prepaid and other current assets	1,247	1,426

Total current assets	81,895	74,216

Property and equipment, net	8,254	8,699
Intangibles, net	85	156
Other assets	71	91

Total assets	$90,305	$83,162

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$17,231	$8,274
Accrued expenses	9,816	6,999
Deferred revenue	8,131	13,035
Deferred rent	361	361
Capital lease obligations	-	26

Total current liabilities	35,539	28,695

Deferred rent, net of current portion	1,336	1,597
Capital lease obligation, net of current portion	-	20
Total liabilities	36,875	30,312

Stockholders’ equity:

Common stock, $0.001 par value, 250,000,000 shares authorized; 21,161,838 and 20,669,089 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively.	289	289

Additional paid-in capital	191,374	188,013
Accumulated deficit	(138,233)	(135,452)
Total stockholders’ equity	53,430	52,850
Total liabilities and stockholders’ equity	$90,305	$83,162

OCCAM NETWORKS, INC. AND SUBSIDIARY
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009
Revenue	$29,810	$23,776	$21,673	$75,930	$62,120
Cost of revenue (1)	17,878	14,007	12,725	44,396	36,970
Gross margin	11,932	9,769	8,948	31,534	25,150

Operating expenses (1):
Research and product-development	3,949	3,835	3,762	11,549	12,186
Sales and marketing	5,082	4,514	4,459	14,200	13,404
General and administrative	1,898	1,738	1,760	5,702	6,179
Restructuring charges	-	-	-	-	213
Loss on litigation settlement	-	-	1,700	-	1,700
Merger-related expenses	2,840	-	-	2,840	-
Total operating expenses	13,769	10,087	11,681	34,291	33,682

Loss from operations	(1,837)	(318)	(2,733)	(2,757)	(8,532)
Other income (expense), net	-	-	43	-	147
Interest income (expense), net	2	2	38	8	274

Loss before provision for (benefit from) income taxes	(1,835)	(316)	(2,652)	(2,749)	(8,111)
Provision for (benefit from) income taxes	16	4	(21)	32	(35)

Net loss	$(1,851)	$(320)	$(2,631)	$(2,781)	$(8,076)

Net loss per share attributable to common stockholders:
Basic	$(0.09)	$(0.02)	$(0.13)	$(0.13)	$(0.40)
Diluted	$(0.09)	$(0.02)	$(0.13)	$(0.13)	$(0.40)

Weighted average shares attributable to common stockholders:
Basic	20,973	20,853	20,273	20,820	20,214
Diluted	20,973	20,853	20,273	20,820	20,214

(1) Total stock-based compensation included in:

Cost of revenue	$63	$84	$133	$234	$326
Research and product-development	146	199	297	594	778
Sales and marketing	156	186	248	560	692
General and administrative	177	238	373	644	889

Total stock-based compensation	$542	$707	$1,051	$2,032	$2,685

OCCAM NETWORKS, INC. AND SUBSIDIARY
GAAP to Non-GAAP Reconciliation
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

GAAP net loss	$(1,851)	$(320)	$(2,631)	$(2,781)	$(8,076)
Stock-based compensation expense	542	707	1,051	2,032	2,685
Restructuring charges	-	-	-	-	213
Loss on litigation settlement	-	-	1,700	-	1,700
Merger-related expenses	2,840	-	-	2,840	-
Non-GAAP net income (loss)	$1,531	$387	$120	$2,091	$(3,478)

GAAP basic net loss per share	$(0.09)	$(0.02)	$(0.13)	$(0.13)	$(0.40)
Stock-based compensation expense	0.02	0.04	0.06	0.09	0.14
Restructuring charges	-	-	-	-	0.01
Loss on litigation settlement	-	-	0.08	-	0.08
Merger-related expenses	0.14	-	-	0.14	-
Non-GAAP basic net income (loss) per share	$0.07	$0.02	$0.01	$0.10	$(0.17)

CONTACT:
Occam Networks
Jeanne Seeley, 1-805-692-2957 (Financial)
ir@occamnetworks.com
or
Engage PR
Neila Matheny, 1-510-748-8200 ext. 215 (Media)
nmatheny@engagepr.com